EXHIBIT 99.1

Contact:	John Beisler Vice President — Investor Relations CKE Restaurants, Inc. 805-745-7750
CKE RESTAURANTS, INC. ANNOUNCES APPOINTMENT OF MATTHEW GOLDFARB
TO THE BOARD OF DIRECTORS
     CARPINTERIA, Calif. — April 17, 2006 — CKE Restaurants, Inc. (NYSE: CKR) announced today the appointment of Matthew Goldfarb to the Board of Directors, filling the seat of Douglas Ammerman, who announced his resignation in January 2006 and whose term expires at the 2007 annual shareholders’ meeting.
     Mr. Goldfarb is a director and senior investment analyst at Pirate Capital LLC, a significant stockholder of the Company. This appointment is pursuant to an agreement, a copy of which is attached to the Company’s Form 8-K filed in conjunction with this release.
     Mr. Byron Allumbaugh, Chairman of the Board of Directors of the Company, stated that “The Company is pleased with this appointment and believes Mr. Goldfarb will be a positive addition to the Board of Directors as the Company continues to execute its plans to generate growth and create value for all stockholders. The Company’s management outlined these strategic plans in its recent earnings conference call and in the script attached to its recent 8-K filing.”
     Mr. Goldfarb said, “I believe the management of CKE has done an outstanding job of bringing the Company to where it is today and positioning it for further success, and look forward to making a valuable contribution to the continued success of the Company.”

CKE Restaurants, Inc. Announces Appointment to Board of Directors

     Mr. Goldfarb’s appointment will be effective as of the next regularly scheduled Board meeting, which is expected to be in late June. See the Company’s Form 8-K filed in conjunction herewith.
     Andrew F. Puzder, President and Chief Executive Officer, said, “We’ve significantly improved CKE’s operating performance and balance sheet in recent years. Now, as we transition from our turnaround phase to a growth phase, we look forward to Mr. Goldfarb’s contributions to the Company’s future success.”
     As of the end of its fiscal 2006 fourth quarter, CKE Restaurants, Inc., through its subsidiaries, had a total of 3,160 franchised or company-owned restaurants in 43 states and in 13 countries, including 1,049 Carl’s Jr. ® restaurants, 1,993 Hardee’s® restaurants and 102 La Salsa Fresh Mexican Grill® restaurants.
SAFE HARBOR DISCLOSURE
     Matters discussed in this news release contain forward-looking statements relating to future plans and developments, financial goals and operating performance that are based on management’s current beliefs and assumptions. Such statements are subject to risks and uncertainties that are often difficult to predict, are beyond the Company’s control and which may cause results to differ materially from expectations. Factors that could cause the Company’s results to differ materially from those described include, but are not limited to, whether or not restaurants will be closed and the number of restaurant closures, consumers’ concerns or adverse publicity regarding the Company’s products, the effectiveness of operating initiatives and advertising and promotional efforts (particularly at the Hardee’s brand), changes in economic conditions or prevailing interest rates, changes in the price or availability of commodities, availability and cost of energy, workers’ compensation and general liability premiums and claims experience, changes in the Company’s suppliers’ ability to provide quality and timely products to the Company, delays in opening new restaurants or completing remodels, severe weather conditions, the operational and financial success of the Company’s franchisees, franchisees’ willingness to participate in the Company’s strategies, the availability of financing for the Company and its franchisees, unfavorable outcomes in litigation, changes in accounting policies and practices, effectiveness of internal controls over financial reporting, new legislation or government regulation (including environmental laws), the availability of suitable locations and terms for the sites designated for development, and other factors as discussed in the Company’s filings with the Securities and Exchange Commission.
     Forward-looking statements speak only as of the date they are made. The Company undertakes no obligation to publicly update or revise any forward-looking statement, whether as a result of new information, future events or otherwise, except as required by law or the rules of the New York Stock Exchange.